Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP
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Montréal, Québec H3B 4L8

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We have issued our report dated November 16, 2010 and our comments by independent registered chartered accountants for U.S. readers on Canada-U.S. reporting differences dated November 16, 2010 with respect to the consolidated financial statements included in the Annual Report of Sand Technology Inc. on Form 20-F for the year ended July 31, 2010 filed with the Securities and Exchange Commission of the United States on November 26, 2010. We hereby consent to the incorporation by reference of said report and comments in the Registration Statement on Form S-8 pertaining to the SAND Technology Inc. 2010 Stock Incentive Plan.

Montréal, Canada, November 26, 2010

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1 Chartered accountant auditor permit no. 20154

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